Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Contacts, Allstate:

Greg Burns	Mark Nogal
Media Relations	Investor Relations
(847) 402-5600	(847) 402-2800

Contacts, National General:

Jodi Swartz	Cliff Gallant
Media Relations	Investor Relations
(833) 684-0492	(212) 380-9462

Allstate Expands Personal Lines Market Position with Acquisition of National General

NORTHBROOK, Ill., July 7, 2020 – The Allstate Corporation (NYSE: ALL) has agreed to acquire National General Holdings Corporation for approximately $4 billion in cash, or $34.50 per share. The transaction is expected to close in early 2021, subject to regulatory approvals and other customary closing conditions.

“Acquiring National General accelerates Allstate’s strategy to increase market share in personal property-liability and significantly expands our independent agent distribution,” said Tom Wilson, Chair, President and CEO. “The acquisition increases personal lines premiums by $4.0 billion and market share by over 1 percentage point to 10%. National General’s business and technology platforms will be utilized to further strengthen Allstate’s existing independent agent businesses. The transaction will be accretive to adjusted net income earnings per share and return on equity beginning in the first year.”

National General provides a wide range of property-liability products through independent agents with a significant presence in non-standard auto insurance. The company also has attractive Accident and Health and Lender-Placed Insurance businesses. Gross premiums written were $5.6 billion, which generated operating income of $319 million in 2019.

“National General’s operating expertise has enabled us to serve customers and independent agents well as we have grown both organically and through acquisition,” said Barry Karfunkel, Co-Chairman and CEO of the New York-based insurer. “We are excited about combining our team’s expertise and commitment with Allstate to become a top-five personal lines carrier for independent agents while offering a broader array of products. National General’s shareholders are also benefiting by unlocking the value created over the last decade.”

Transaction Details

National General shareholders will receive $32.00 per share in cash from Allstate, plus closing dividends expected to be $2.50 per share, providing $34.50 in total value per share. Allstate will fund the share purchase by deploying $2.2 billion in combined cash resources and, subject to market conditions, issuing $1.5 billion of new senior debt. Allstate expects to maintain its current share repurchase program.

National General’s board of directors has approved the transaction, which includes customary terms and conditions, including a breakup fee of $132.5 million. A voting agreement has also been signed with entities controlling 40% of National General’s common shares to vote for the transaction.

MSD Capital, which owns approximately 7.4% of National General’s outstanding common shares, also supports the transaction. “As proud shareholders since 2013, we support the decision of National General’s board of directors to move forward with this strategic transaction,” said John Phelan, Managing Partner and Co-Founder of MSD Capital, LP and MSD Partners, LP. Dan Bitar, a Managing Director of MSD Capital, added, “We believe the transaction is allowing National General’s employees, customers and shareholders to benefit from the significant franchise value created by the management team over the last decade.”

Ardea Partners LP was the exclusive financial adviser to Allstate, and Willkie Farr & Gallagher LLP was the company’s legal adviser. J.P. Morgan Securities LLC was the exclusive financial adviser to National General, and Paul, Weiss, Rifkind, Wharton & Garrison LLP was National General’s legal counsel.

Webcast

Allstate will conduct a teleconference and webcast at 7:30 a.m. Central Time on Wednesday, July 8, to discuss the acquisition. The investor webcast can be accessed at www.allstateinvestors.com. A replay and downloadable audio file will be posted on the company’s website shortly after the event ends.

About Allstate

The Allstate Corporation (NYSE: ALL) protects people from life’s uncertainties with more than 153.7 million proprietary policies. Allstate offers a broad array of protection products through multiple brands and diverse distribution channels, including auto, home, life and other insurance. Allstate is widely known from the slogan “You’re in Good Hands with Allstate.”

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

About National General

National General, headquartered in New York City, is a specialty personal lines insurance holding company serving a wide range of customer segments through a network of approximately 42,300 independent agents for property-casualty products. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products. Auto insurance represents approximately 60% of premium with a significant presence in the non-standard auto market. Its property-casualty business was built through a combination of organic growth and opportunistic acquisitions. National General earns attractive margins and generated operating return on average equity in excess of 16% in 2019, with net income of $314 million, up 79% from the prior year. Gross premiums written in 2019 were $5.6 billion.

Additional Information and Where to Find It

This press release may be deemed to be solicitation in respect of the transaction. In connection with the transaction, National General intends to file relevant materials with the SEC, including National General’s proxy statement on Schedule 14A. National General stockholders are urged to read all relevant documents filed with the SEC, including National General’s proxy statement when it is available, because they will contain important information about the transaction. Investors and security holders will be able to obtain the documents free of charge on the SEC’s website at www.sec.gov, and National General stockholders will receive information at an appropriate time on how to obtain documents free of charge from National General that are not currently available.

National General and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of National General common stock in respect of the transaction. Information about National General’s directors and executive officers is set forth in the proxy statement for National General’s 2020 Annual General Meeting of Shareholders, which was filed with the SEC on March 12, 2020. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction when it becomes available.

Forward-Looking Statements

This press release contains “forward-looking statements” that anticipate results based on estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. The management of Allstate or National General believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to the “Risk Factors” section in the most recent Annual Report on Form 10-K for each of Allstate and National General. Forward-looking statements speak only as of the date on which they are made, and Allstate and National General assume no obligation to update or revise any forward-looking statement.

No Solicitation

This press release is not intended to and shall not constitute the solicitation of any vote of approval.